TERRA                      Exhibit 99.1                    Terra Industries Inc.
                           ------------                        600 Fourth Street
                                                                  P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                         Telefax: (712) 277-7383
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756

             APPEALS COURT ORDERS TERRA INSURER TO COVER CLAIM COSTS

Sioux City, Iowa (October 20, 2003)--On Oct. 17, the U.S. Court of Appeals for the Eighth Circuit upheld a lower court decision ordering Terra Industries Inc.'s insurer, National Union Fire Insurance Company of Pittsburgh ("National Union") to pay all past and future judgments, settlements and defense and other associated costs arising from the recall of carbonated beverages containing carbon dioxide tainted with benzene. The claims arose when carbon dioxide manufactured at Terra's Severnside, England plant was found to be tainted with trace amounts of benzene in May 1998.


In 2001, Terra management estimated that total claims for the product recall could be $14 million and established reserves to cover these losses.


The Eighth Circuit's decision is subject to appeal by National Union.


Terra Industries Inc., with 2002 revenues of $1 billion, is a leading international producer of nitrogen products and methanol.


This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #

Note: Terra Industries' news announcements are also available on its web site, www.terraindustries.com.